Table of Contents

Exhibit 1

PHYSICAL STATISTICS

	IQ	IIQ	IIIQ	IVQ	IQ	IIQ	IIIQ	IVQ
	2006	2006	2006	2006	2007	2007	2007	2007

Total lines in service at the end of period	2,418,073	2,338,444	2,235,686	2,215,629	2,185,041	2,181,717	2,179,739	2,179,205
Average number of lines in service (quarterly)	2,427,188	2,383,563	2,292,203	2,223,790	2,196,788	2,183,452	2,180,512	2,182,542
Flexible plans (number of lines)	1,149,483	1,215,721	1,266,261	1,324,597	1,364,659	1,413,237	1,449,655	1,483,340
Number of lines installed (1)	3,015,516	3,017,825	3,018,744	3,021,487	3,020,434	3,023,567	3,027,141	3,032,522
Public telephones in service at end of period	23,465	22,698	22,901	22,295	22,295	22,217	22,109	21,918
Effective minutes of local traffic measured by second (million)	2,550	2,552	2,375	2,167	2,113	2,149	2,051	2,082
DLD traffic (thousands of minutes)	144,003	133,179	134,255	130,704	134,335	136,547	129,931	142,387
Outgoing ILD traffic (thousands of minutes)	17,350	16,560	16,483	17,730	18,038	17,720	18,648	19,657
Access charge traffic (thousands of minutes)	790,043	749,694	717,092	675,766	650,837	624,928	593,284	595,614
Number of lines connected	97,695	87,421	93,065	105,822	100,999	114,458	111,042	112,725
TV customers (end of period)	-	10,423	52,380	94,209	129,062	171,386	197,279	219,916
ADSL connections (end of period)	356,986	419,040	464,764	495,479	527,057	574,464	607,322	644,522

(1) With the purpose of reflecting the complete installed capacity, RDSI circuits and lines have been incorporated

ANNUAL VARIATION

	IQ	IIQ	IIIQ	IVQ	IQ	IIQ	IIIQ	IVQ
	2006	2006	2006	2006	2007	2007	2007	2007

Total lines in service at the end of period	-0.8%	-4.8%	-9.7%	-9.2%	-9.6%	-6.7%	-2.5%	-1.6%
Average number of lines in service (quarterly)	-0.2%	-2.6%	-7.1%	-9.6%	-9.5%	-8.4%	-4.9%	-1.9%
Flexible plans (number of lines)	57.0%	43.7%	31.3%	25.6%	29.4%	16.2%	14.5%	12.0%
Number of lines installed (1)	-1.1%	-0.7%	0.0%	0.5%	0.2%	0.2%	0.3%	0.4%
Public telephones in service at end of period	-16.2%	-15.9%	-10.5%	-7.7%	-5.0%	-2.1%	-3.5%	-1.7%
Effective minutes of local traffic measured by second (million)	-14.1%	-17.8%	-21.7%	-25.4%	-17.1%	-15.8%	-13.6%	-3.9%
DLD traffic (thousands of minutes)	-6.1%	-14.2%	-10.1%	-9.0%	-6.7%	2.5%	-3.2%	8.9%
Outgoing ILD traffic (thousands of minutes)	11.0%	-2.4%	-1.2%	8.8%	4.0%	7.0%	13.1%	10.9%
Access charge traffic (thousands of minutes)	-15.5%	-20.4%	-17.3%	-18.9%	-17.6%	-16.6%	-17.3%	-11.9%
Number of lines connected	10.0%	-9.5%	3.9%	27.3%	3.4%	30.9%	19.3%	6.5%
TV customers (end of period)	-	-	-	-	-	-	-	-
ADSL connections (end of period)	60.9%	69.3%	73.2%	57.7%	47.6%	37.1%	30.7%	30.1%